EXHIBIT 99.1

For Immediate Release Contact: John Gonsior, CFO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports Third Quarter Results

MINNEAPOLIS – October 31, 2012 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net income for the third quarter of 2012 of $380,000, or $0.03 per basic and diluted share, compared to a net loss of $(1,721,000), or $(0.11) per basic and diluted share for the third quarter of 2011. Net sales were $6,074,000 for the third quarter ended September 30, 2012, an increase of 98.5% compared to net sales of $3,060,000 for the third quarter of 2011. Insignia Point-of-Purchase Services® (POPS) revenue for the third quarter of 2012 was $5,710,000, compared to third quarter 2011 POPS revenue of $2,563,000.

For the nine months ended September 30, 2012, net sales were $14,844,000, an increase of 13.9%, compared to net sales of $13,033,000 for the nine months ended September 30, 2011. The net loss for the first nine months of 2012 was $(1,693,000), or $(0.12) per basic and diluted share, compared to net income of $51,477,000, or $3.31 per basic share ($3.23 per diluted share) for the same period of 2011. Net income for the nine months ended September 30, 2011 included a gain from the settlement of the litigation against News America Marketing In-Store, LLC (“News America”) of $55,062,000, net of tax. Insignia POPS revenue for the first nine months of 2012 was $13,489,000, an increase of 18.5%, compared to the first nine months of 2011 of $11,383,000.

Chairman and CEO Scott Drill commented, “We are very pleased with our strong third quarter. This is our highest total quarterly sales since 2010 and the first profitable quarter we have had, exclusive of the settlement with News America, since that same time. A significant amount of the credit goes to Glen Dall who has provided excellent leadership in day-to-day operations of our Company as President and Chief Operating Officer.”

President and COO Glen Dall commented, “We have been eager to announce the results from the third quarter as we have been targeting this as the quarter where we would show the Company’s ability to be profitable, even at lower revenue levels. I want to recognize the efforts of our entire management team, our sales group and our support staff.

Mr. Dall continued, “As previously announced, we are now working with ShopText, Inc. to add a digital element to our POPSigns. We began running our first programs this month and will be adding additional retailers to run this program in over the next several weeks.

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“We have made changes in our management team to provide more focus on some keys areas to drive revenue growth and retailer expansion. Tim Halfmann, who has considerable experience in sales management and business leadership within our industry, has joined us as a consultant and has assumed day-to-day leadership of the sales group. John Thompson, Vice President of Retail Strategy and Development, now has responsibility for all aspects of our retailer relationships, including retailer expansion and the sale of in-store media offerings.

“As we continue to add stability to our core POPSign business we are laying the foundation for future growth and profitability. We will use this as the basis for growth while continuing to focus on new product development and expansion of our core product offerings to extend our business reach in an efficient manner.”

Selected Financial Information

CFO John Gonsior stated, “Our balance sheet remains strong, with $19,774,000 of cash and cash equivalents at September 30, 2012, versus $23,202,000 at December 31, 2011. As of September 30, 2012, we have over $21.3 million in working capital, versus $22.7 million at December 31, 2011. As can be seen by the non-GAAP information provided, we have improved non-GAAP financial results on both a quarterly and year-to-date basis from the non-GAAP financial results in 2011.

Mr. Gonsior continued, “Fourth quarter 2012 revenue will likely not be as strong as third quarter 2012 revenue, however, we do have over $4.5 million of programs set to run in the fourth quarter, with approximately four weeks of time left to sell additional fourth quarter business.”

Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has provided certain non-GAAP financial measures of financial performance in prior public announcements. These non-GAAP measures are:

•	net income (loss) before gain from litigation settlement (net of tax), and
•	net income (loss) before gain from litigation settlement (net of tax) and restructuring charge (net of tax)

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards and are not a substitute for, or superior to, GAAP results.

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October 31, 2012	Insignia Systems, Inc. Reports Third Quarter Results	Page 3

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure can be found in the financial table below.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Net income (loss)	$380,000	$(1,721,000)	$(1,693,000)	$51,477,000

Adjustment:
Gain from litigation settlement (net of tax)	—	—	—	(55,062,000)

Non-GAAP net income (loss) before gain from litigation settlement (net of tax)	380,000	(1,721,000)	(1,693,000)	(3,585,000)

Adjustment:
Restructuring charge (net of tax)	—	—	261,000	—

Non-GAAP net income (loss) before gain from litigation settlement (net of tax) and restructuring charge (net of tax)	$380,000	$(1,721,000)	$(1,432,000)	$(3,585,000)

Conference Call and Financial Information

Participants may access the live call by dialing the toll-free number 877-268-1608 and provide Conference ID 42219917. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until November 7, 2012 by dialing 855-859-2056 and referencing Conference ID 42219917. The audio recording will also be archived on the Company’s website approximately two days after the call until November 30, 2012. Financial information provided herein, as well as information pertaining to the Company’s past financial performance, may be accessed on the Investor Relations page of the Company’s website at www.insigniasystems.com/investors.

Insignia Systems, Inc. is a developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is provides at-shelf advertising products in over 13,000 chain retail supermarkets, over 1,800 mass merchants and over 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Armour-Eckrich and Ocean Spray, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

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October 31, 2012	Insignia Systems, Inc. Reports Third Quarter Results	Page 4

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its Chairman and CEO Scott Drill, its Vice President of Finance and CFO John Gonsior or its President and COO Glen Dall, regarding, for instance: Current expectations as to future financial performance, current sales trends and the ability to increase revenue; the expected savings from our restructuring plan; success in our business relationships with News America and Valassis; the effect of any new line of POPSigns on the Company’s performance and the future importance of, and our ability to develop and implement, mobile or digital marketing products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team and involve certain risks and uncertainties, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner; (iii) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed customer programs; (iv) potentially incorrect assumptions by management with respect to the financial effect of cost reduction initiatives, current strategic decisions, the effect of current sales trends on fiscal year 2012 results and the benefit of our relationships with News America and Valassis; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company's filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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October 31, 2012	Insignia Systems, Inc. Reports Third Quarter Results	Page 5

Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$6,074,000	$3,060,000	$14,844,000	$13,033,000
Cost of sales	3,514,000	2,890,000	9,890,000	8,889,000
Gross profit	2,560,000	170,000	4,954,000	4,144,000

Operating expenses:
Selling	1,097,000	1,332,000	3,871,000	4,295,000
Marketing	230,000	426,000	919,000	1,273,000
General and administrative	757,000	1,242,000	2,656,000	4,505,000
Gain from litigation settlement, net	—	—	—	(89,762,000)

Operating income (loss)	476,000	(2,830,000)	(2,492,000)	83,833,000
Other income	6,000	13,000	20,000	55,000

Income (loss) before taxes	482,000	(2,817,000)	(2,472,000)	83,888,000
Income tax (expense) benefit	(102,000)	1,096,000	779,000	(32,411,000)
Net income (loss)	$380,000	$(1,721,000)	$(1,693,000)	$51,477,000

Net income (loss) per share:
Basic	$0.03	$(0.11)	$(0.12)	$3.31
Diluted	$0.03	$(0.11)	$(0.12)	$3.23

Shares used in calculation of net income (loss) per share:
Basic	13,602,000	15,121,000	13,605,000	15,551,000
Diluted	13,603,000	15,121,000	13,605,000	15,951,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	September 30,	December 31,
	2012	2011

Cash and cash equivalents	$19,774,000	$23,202,000
Working capital	21,345,000	22,671,000
Total assets	32,609,000	34,594,000
Total liabilities	6,236,000	6,735,000
Shareholders' equity	26,373,000	27,859,000

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